Exhibit 10(9)


                              ESCROW AGREEMENT
                              ----------------

          ESCROW AGREEMENT, effective on the later of June 30, 1995 or the date of the distribution of the dividend shares in Promus Hotel Corporation to the shareholders of The Promus Companies Incorporated (the Spin-Off

Date), by and between Promus Hotel Corporation, a Delaware corporation (the

"Company"), the subsidiaries of the Company listed on the execution page of this Agreement ("Subsidiaries"), and NationsBank, formerly Sovran Bank,

(the "Escrow Agent").

          WHEREAS, the Company and certain Subsidiaries are, or may become,

obligated under various employee plans and agreements to pay certain compensation which has been or may be deferred by their employees, certain other compensation which would be payable upon a change in control of the

Company and certain supplemental retirement benefits to employees at such times as such compensation and benefits become payable; and

          WHEREAS, the aforesaid obligations of the Company and

Subsidiaries are not funded or otherwise secured and the Company and

Subsidiaries desire to assure the future payment of said deferred compensation and certain other compensation and retirement benefits for certain of its employees ("Participants") notwithstanding, except as herein specifically provided, any event that may occur in the future, including a dispute between the Company and an employee, a change in the Company's management or policies or a change in control of the Company; and

          WHEREAS, for purposes of assuring payments of said deferred compensation and certain other compensation and retirement benefits, the

Company and the Subsidiaries which are obligated for such payments desire to deposit in an escrow account, subject only to the claims of the

Company's creditors and, to the extent of funds contributed to the Escrow

Fund by a

Subsidiary, creditors of such Subsidiary obligated for such payments, as the case may be, amounts sufficient to fund such payments as they become payable; and

          WHEREAS, this Escrow Agreement shall be treated as if it were a grantor trust under the Internal Revenue Code and, accordingly, it is intended and expressly recognized that the income, deduction, and credits associated with the assets transferred to the Escrow Agent shall be passed through to the Company and shall be included in computing the Company's taxable income.

          NOW, THEREFORE, in consideration of the mutual agreements

contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                 ARTICLE I

                                 THE PLANS
                                 ---------

          SECTION 1.1    Plans and Agreements.  The following Company
                         --------------------

employee plans and agreements ("Plans") shall be subject to this Agreement:

          (a)  Executive Deferred Compensation Plan effective as of the later of June 30, 1995 or the Spin-Off Date, as the same may be amended from time to time, including, without limitation, agreements of Participants relating to deferrals under such plan ("EDCP").

          (b)  Deferred Compensation Plan effective as of the later of June

     30, 1995 or the Spin-Off Date, as the same may be amended from time to time, including, without limitation, individual Deferred Compensation

     Agreements of Participants relating to the deferral of salary or bonus

     ("DCP").

          (c)  Individual agreements as the same may be amended from time to time, relating to the retirement of any Participant.


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


          (d)  Severance Agreements, as the same may be amended from time to time, effective as of the later of June 30, 1995 or the Spin-Off

     Date between the Company and the Participants.

          SECTION 1.2    Participants.  The Participants are:
                         ------------

          Employees
          ---------

          Champion, Carol G.            Ralph B. Lake
          Dempsey, Donald H.            Rose, Michael
          Halpern, M. Ronald            Schultz, Raymond E.
          Jarvis, Jeffery M.            Sullivan, David C.
          Keltner, Thomas L.            Wells, Mark C.

          Outside Directors
          -----------------

          Ellis, U. Bertram Jr.         Peternell, Ben C.
          Fields, Debra J.              Roth, Michael I.
          Hart, Christopher W.          Stein, Jay
          Neel, C. Warren               Terry, Ronald

     The Company may add Participants upon written notice to the Escrow

Agent.  For purposes of this Agreement, the beneficiary of any Participant who dies shall be deemed a Participant under this Agreement to the extent such beneficiary is entitled to then accrued benefits under the Plans.

                                 ARTICLE II

                           ESCROW AND ESCROW FUND
                           ----------------------

          SECTION 2.1    Escrow.
                         ------

          (a)  The Escrow Agent holds (i) the sum of $10.00 in cash, and

     (ii) life insurance policies described on Exhibit A attached hereto

     ("Life Insurance Policies").  In addition, the Company is delivering to the Escrow Agent concurrently herewith a summary, attached hereto as Exhibit B, of all of the benefits available under the Plans described in Section 1.01 hereof and a schedule, attached hereto as

     Exhibit C, of the
     current Participants and the amounts credited or payable to each

     Participant under each Plan as of the date hereof.  The Company shall also deliver to the Escrow Agent concurrently herewith, as Exhibit D,

     copies of the Plans as in effect on the date hereof and the election forms and agreements that identify the date(s) when the benefits are to commence and the method in which they are to be paid.  Each year thereafter the Company will update these reports so that the Escrow

     Agent has an account and record at all times of the benefits to be paid and when they are to be paid.

          (b)  In addition to the foregoing, the Company shall make

     payments or contributions to the Escrow Agent equal in value to any additional amount which is determined at the end of each calendar year, or at more frequent times as may be determined by the Company,

     by an actuary or certified public accountant selected by the Company to be necessary or sufficient to provide for or otherwise assure the payment of benefits then accrued, payable, or to be payable under the

     Plans based on deferrals up to that point in time (and also including severance payments then payable into escrow under any Severance

     Agreement of a Participant), which payment or contribution may be cash and/or property including life insurance policies (which shall then be included under the defined term "Life Insurance Policies" hereunder)

     and shall be made as promptly as practicable after the end of each calendar year or such other more frequent times as determined by the

     Company.

          Each such payment or contribution by the Company pursuant hereto shall be accompanied by a schedule of the individual Participants,

     including any new Participants, for whose accounts such payment is being made, which sets forth both the estimated liability with respect to each such Participant in respect of each Plan.

          (c)  The Company may, at any time or from time to time, deposit into escrow additional monies to pay premiums on specific Life

     Insurance Policies designated by the Company and to pay interest on any policy loans which interest is incurred and payable during the first seven years of any such policy.  Upon the occurrence of such deposit, the Escrow Fund shall be deemed enlarged so that the Escrow

     Fund will thereafter be maintained at a level to pay accrued benefits to the Participants under the Plans based on deferrals to that point in time and also to pay premiums on the designated policies and to pay interest on such policy loans.

          (d)  If at any time or from time to time a certified public accountant or actuary selected by the Company (which actuary may be a representative of Management Compensation Group) determines that the then present value of the Escrow Fund (including, but not limited to,

     the cash surrender value of any Life Insurance Policies and any proceeds from Life Insurance Policies), using an annual discount rate equal to the Company's then current long-term annual borrowing rate,

     is larger than necessary to pay benefits then accrued, payable, or to be payable under the Plans based on deferrals up to that point in time, and to pay policy premiums and make interest payments on policy loans if the Company shall have made a deposit under Section 2.01(c),

     then the Escrow Agent shall forthwith transfer, deliver, and assign to the Company such funds or property (including, but not limited to, any proceeds from Life Insurance Policies or Life Insurance Policies themselves) as may be specified in a written instruction to the Escrow

     Agent from the Company so that the Escrow Fund is not overfunded.

     Said written instruction shall be in the form of a letter signed by the Controller or Assistant Controller of the Company and shall be accompanied by an affidavit of the Controller or Assistant

     Controller which shall state to the effect that, based on the opinion of the aforesaid actuary or certified public accountant selected by the Company, after the delivery of such funds or property to the

     Company, the Escrow Fund will not be underfunded or overfunded (i) for purposes of paying accrued benefits under the Plans (assuming that payment of such benefits were to commence as of the date of the letter or within 10 days thereof) to Participants when such benefits become due and payable based on deferrals up to the end of the month prior to the date of said written instruction and (ii) for purposes of Section

     2.01(c) if the Company shall have made a deposit under Section

     2.01(c).  Upon receipt of the foregoing written instruction, the

     Escrow Agent shall forthwith deliver, transfer, and assign to the

     Company the funds and/or property (including but not limited to any

     Life Insurance Policies together with all incidents of ownership relating thereto) specified in the written instruction.

          (e)  Any actuary or certified public accountant that provides an opinion or advice in connection with this Agreement shall have discretion to use such assumptions as he or she deems reasonably appropriate in providing any opinions or advice.  In addition, any such opinion or advice may be based upon reasonable estimates or may use estimated numbers or projections which are deemed reasonable.

     Notwithstanding the foregoing, such actuary or accountant shall assume, for EDCP liabilities, that all EDCP Participants (other than those who have already terminated and are receiving the Termination

     Rate) will be entitled to an interest rate of not less than the minimum Retirement Interest Rate specified in the EDCP with respect to their account balances until paid.  Any such accountant or actuary shall have no liability to the Company, the Escrow Agent, or any

     Participant or beneficiary if such assumptions, projections, or estimates are subsequently held erroneous (other than by reason of fraud or intentional miscalculation).

          SECTION 2.2    Escrow Fund.
                         -----------

          (a)  As used herein, the term "Escrow Fund" shall mean (i) the cash and Life Insurance Policies held by the Escrow Agent as described in Section 2.01(a) hereof plus all amounts delivered hereafter pursuant to Sections 2.01(b) and 2.01(c) hereof, in whatever form held or invested as provided herein, (ii) subject to Section 2.02(b) below,

     any income or earnings derived from amounts delivered to the Escrow

     Agent pursuant to Sections 2.01(a), 2.01(b), and 2.01(c), and (iii)

     the Life Insurance Policies delivered to the Escrow Agent including,

     but not limited to, the cash surrender value thereof and any and all proceeds derived from such policies.  Subject to the provisions of

     Section 2.01, the Escrow Fund shall be held, invested and reinvested by the Escrow Agent only in accordance with this Section 2.02.  The

     Escrow Agent shall use the Escrow Fund to pay benefits and amounts payable to the Participants under the Plans when due if and to the extent that such benefits are not paid by the Company.  For this purpose, the Escrow Agent shall, to the extent necessary to pay unpaid benefits, cancel any or all of the Life Insurance Policies and obtain and use the cash surrender value thereof to pay such benefits,

     provided, however, the Escrow Agent shall first give the Company 10 business days prior written notice specifying which policy or policies will be cancelled.  Such policies shall then not be cancelled if the

     Controller or Assistant Controller of the Company or any Vice

     President of the Company informs the Escrow Agent during the 10-day notice period that such benefits have been paid.  The Escrow Agent shall use its good faith efforts to invest or reinvest from time to time all, or such part, of any cash
     in the Escrow Fund as it believes prudent under the circumstances

     (taking into account, among other things, anticipated cash requirements for the potential payment of amounts due under the Plans as provided in Section 3.01 hereof and any other amounts payable under this Agreement) in either one or a combination of the following investments:

               (i)  investments in direct obligations of the United States of America or agencies of the United States of America or

          obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, in each case maturing within one year or less from the date of acquisition; or

               (ii) investments in negotiable certificates of deposit

          issued by a commercial bank organized and existing under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $500 million;

               (iii)     investments in guaranteed funding agreements of

          insurance companies having total assets in excess of $2 billion,

          provided such investments shall have withdrawal provisions
          --------

          appropriate for paying benefits to Participants when due and other payments required under this Agreement; or

               (iv) investments in money market funds, including, but not necessarily limited to, the money market fund maintained by the

          Escrow Agent, provided, however, that the Escrow Agent shall not
                        --------  -------

          be liable for any failure to maximize the income earned on that portion of the Escrow Fund as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Escrow Agent, in its sole discretion,
          believes necessary to make any payments or to reimburse expenses under the terms of this Agreement.

               The Escrow Agent shall be named as the owner and beneficiary of the Life Insurance Policies and, subject to Section 2.02(a),

          shall have the right to cancel such policies and receive the cash surrender value, and shall further have the right to borrow against cash policies.  If any policy is reassigned back to the

          Company, the Company shall then be the owner and beneficiary thereof.  If the Company makes a deposit under Section 2.01(c)

          for the purpose of paying premiums and interest on policy loans with respect to any specified Life Insurance Policies in escrow,

          then the Escrow Agent shall pay the premiums due on such policies as may be necessary or appropriate to keep the policies in force.

          If the Escrow Agent borrows against such policies, it will engage in such borrowing and will pay interest on loans in a manner that assures that interest payable on policy loans will be deductible by the Company for Federal income tax purposes to the extent that such interest would otherwise be deductible to the Company under the law in effect at such time if the Company was the owner and beneficiary of such policies.  If the Company makes a deposit under Section 2.01(c), the Escrow Agent may borrow from the Life

          Insurance Policies to pay premiums so long as the interest on such loans is deductible by the Company for Federal income tax purposes.  The Escrow Agent shall inform the Company of the need to borrow on such policies (without limiting the Company's right to direct such borrowings) and the Company shall advise the

          Escrow Agent as to whether the interest to be paid on such loans will be deductible.

          (b)  Except as hereinafter provided, all net interest and other net income credited on the investments of the Escrow Fund, to the extent not necessary to provide for any payments or expenses required or contemplated by this Agreement, shall be the property of the

     Company and shall not constitute a part of the Escrow Fund.  Such net interest and other net income credited as of the end of any calendar quarter shall be paid over to the Company by the Escrow Agent as promptly as practicable, or, at the option of the Company exercisable by delivering written notice to the Escrow Agent, shall be contributed to the Escrow Fund and applied towards the Company's obligation,

     pursuant to Section 2.01(b) hereof, to deliver further amounts to the

     Escrow Fund.  Notwithstanding anything herein to the contrary, the

     Company's Chief Executive Officer and Chief Financial Officer,

     jointly, shall have authority to direct the Escrow Agent in writing,

     from time to time, to borrow from any Life Insurance Policies in the

     Escrow Fund and use the funds received from such borrowing to purchase other life insurance policies, including variable insurance or annuity contracts, as may be directed in writing by the Company's Chief

     Executive Officer and Chief Financial Officer, jointly, which other insurance policies shall be assets of the Escrow Fund subject to the terms and provisions of the Escrow Agreement, as amended.  The Escrow

     Agent shall act only as an administrative agent in carrying out directed investment transactions in accordance with this paragraph and shall not be responsible for the investment decision.  If a directed investment transaction violates any duty to diversify, to maintain liquidity or to meet any other investment standard or other requirement under this Escrow Agreement or applicable law, the entire responsibility shall rest upon the Company. The Escrow Agent shall be fully protected in acting upon or complying with any restrictions or directions provided in accordance with this paragraph.

          (c)  All losses of income or principal in respect of, and

     expenses (including, as provided in Section 4.01(g) hereof, any expenses of the Escrow Agent) charged against, the Escrow Fund shall be for the account of the Company and the Company shall be obligated to promptly reimburse the Escrow Fund for any loss in principal amount of, or expense charged against, the Escrow Fund.

                                ARTICLE III

                           RELEASE OF ESCROW FUND
                           ----------------------

          SECTION 3.1    Deliveries to Participants.  The Escrow Agent
                         --------------------------

shall hold the Escrow Fund in its possession under the provisions of this

Agreement until authorized to deliver the Escrow Fund or any specified portion thereof as follows:

          (a)  If the Company does not make any payments under the Plans when due, the Escrow Agent shall deliver to individual Participants from the Escrow Fund the amounts that are payable to the Participants,

     at such times as such amounts become payable in accordance with the terms of the Plans.  The Escrow Agent is authorized to comply with such terms as may be reasonably explained by the Company in writing.

     The Company will inform the Escrow Agent in writing from time to time as to the timing and amounts of payments due under the Plans.  If the

     Company does not instruct the Escrow Agent as to amounts of payments due under the Plans or if the Escrow Agent reasonably deems such instructions to be erroneous or improper, then the Escrow Agent is authorized to take such steps as it deems necessary to determine the correct amounts
     and payments including, but not limited to, obtaining such information from Management Compensation Group of Portland, Oregon.

          (b)  In the event a Participant reasonably believes that he or she has not received timely payment of any amount or benefit payable to such participant from the Escrow Fund in respect of a Plan, the

     Participant shall be entitled to deliver to the Escrow Agent written notice (the "Participant's Notice") setting forth payment instructions for the amount or benefit the Participant believes is due under a

     Plan.  The Escrow Agent shall deliver a copy of the Participant's

     Notice to the Company within ten business days of receipt thereof.  If the Company does not deliver written notice to the Escrow Agent objecting to the payment instructions contained in the Participant's

     Notice within ten business days of receipt thereof from the Escrow

     Agent, the Escrow Agent shall make the payment set forth in the

     Participant's Notice.  If it is necessary to cancel any Life Insurance

     Policies for this purpose, the Escrow Agent shall follow the 10-day notice procedure set forth in Section 2.02(a) hereof regarding the cancellation of Life Insurance Policies.  If the Company delivers timely written notice to the Escrow Agent objecting to the payment to the Participant requested in the Participant's Notice, which notice shall be delivered by the Escrow Agent to the Participant within five business days of receipt thereof, the Escrow Agent shall be obligated to make the payment or provide the benefit set forth in the

     Participant's Notice (unless the Company objects on the grounds that the payment has already been made in which event the procedures at the end of this Section 3.01(b) shall apply) upon receipt from the

     Participant of a written undertaking, in the form attached hereto as

     Exhibit E, to indemnify and hold harmless the Escrow Agent and the

     Company from and against all losses or claims which may result from any incorrect payment or benefit which is made to the

     Participant pursuant to the Participant's Notice.  If the Company objects on the grounds that the requested payment has already been made, the Escrow Agent shall not make the payment upon confirming that the payment has already been made.  If the Escrow Agent does not,

     after due inquiry and investigation, confirm that such payment or payments have been made, then the Escrow Agent shall make the requested payment or payments.

          (c)  To the extent that the Company or a Subsidiary from time to time makes payments under the Plans which payments the Escrow Fund is intended to protect, the Escrow Agent shall upon request of the

     Company, using the Escrow Fund, promptly reimburse the Company for any such payment, together with interest as provided below.  The Company may specify that such reimbursement and interest payment shall be in the form of the cash surrender value of Life Insurance Policies and in that instance the Escrow Agent shall assign, transfer, and deliver to the Company Life Insurance Policies designated by the Company as representing not less than such value.  Such reimbursement and interest payment shall be made within 60 business days after a written notice is delivered by an officer of the Company to the Escrow Agent setting forth the specific amounts paid by the Company or the

     Subsidiary and specifying who received such payments and the date thereof.  Said reimbursement amount shall bear interest, at the rate specified in Section 2.01(d) hereof, from the date the Company or the

     Subsidiary made such payment.

          SECTION 3.2    Claims of Company Creditors in Event of Bankruptcy
                         --------------------------------------------------

or Insolvency.  It is the intent of the parties hereto that the Escrow Fund
- -------------

is and shall remain at all times subject to the claims of the general creditors of the Company (and of any applicable

Subsidiary to the extent of funds contributed to the Escrow Fund by such

Subsidiary) in the event of bankruptcy or insolvency of the Company or any applicable Subsidiary.  Accordingly, the Company or the Subsidiaries shall not create a security interest in the Escrow Fund in favor of the

Participants or any creditor.  The Company's Board of Directors or Chief

Executive Officer shall provide the Escrow Agent with written notice of the

Company's or any applicable Subsidiary's bankruptcy or insolvency.  In the case of bankruptcy, such notice is to be accompanied by a certified copy of the petition commencing the bankruptcy proceeding under the Bankruptcy

Code, 11 U.S.C. 11 et seq.  When so notified, the Escrow Agent will suspend
                   -- ----

any further payment from the Escrow Fund to any Participants to whom the bankrupt entity is obligated under the Plans, and will hold the Escrow Fund for the benefit of the Company's general creditors (or the general creditors of any applicable Subsidiary to the extent of funds contributed to the Escrow Fund by such Subsidiary) only as directed by a court of competent jurisdiction.  The Company or a Subsidiary will be considered insolvent if the sum of its debt is greater than all its property at a fair market valuation.

                                 ARTICLE IV

                                ESCROW AGENT
                                ------------

          SECTION 4.1    Escrow Agent.
                         ------------

          (a)  The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the

     Escrow Agent.

          (b)  If, pursuant to Section 3.02 hereof or otherwise, all or any part of the Escrow Fund is at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer,

     conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order,

     writ, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the

     Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and it shall not be liable to the Company or any Participant by reason of such compliance even though such order, writ, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

          (c)  The Escrow Agent shall maintain such books, records and accounts as may be necessary for the proper administration of the

     Escrow Fund, including, without limitation, as provided in Section

     2.01 hereof, and shall render to the Company, on or prior to each

     January 31 following the date of this Agreement until the termination of this Agreement (and on the date of such termination), an accounting with respect to the Escrow Fund as of the end of the then most recent calendar year (and as of the date of such termination).

          (d)  The Escrow Agent shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith.  The Escrow Agent shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Agreement.

          (e)  The Escrow Agent may consult with legal counsel to be selected by it, and the Escrow Agent shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

          (f)  The Escrow Agent shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees for the performance of such duties in the manner provided by paragraph (g) of this Section

     4.01.

          (g)  The Company agrees to indemnify and hold harmless the Escrow

     Agent from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Escrow Agent) arising out of or in connection with the performance by the Escrow Agent of its duties hereunder.  Any amount payable to the Escrow Agent under paragraph (f)

     of this Section 4.01 or this paragraph (g) shall be paid by the

     Company promptly upon notice by the Escrow Agent to the Company.  If such payment is not made within 60 days of the Company's receipt of such notice, then the Escrow Agent may pay such fees from the Escrow

     Fund.  If it is necessary to use the cash surrender value of any Life

     Insurance Policies for this purpose, the Escrow Agent shall use the

     10-day notice procedure set forth in Section 2.02(a) hereof prior to cancellation of any policy.  In the event payment is made hereunder to the Escrow Agent from the Escrow Fund, the Escrow Agent shall promptly notify the Company in writing of the amount of such payment.  The

     Company agrees that, upon receipt of such notice, it will deliver to the Escrow Fund an amount of money or property equal to any payments made from the Escrow Fund to the Escrow Agent pursuant to paragraph

     (f) of this Section 4.01 or this paragraph (g).  The failure of the

     Company to transfer any such amount shall not in any way impair the

     Escrow Agent's right to indemnification, reimbursement and payment pursuant to paragraph (f) of this Section 4.01 or this paragraph (g).

          (h)  Notwithstanding any other provisions of the Agreement, the

     Escrow Agent shall not be required to pay any benefits, premiums on insurance policies or expenses from funds other than the Escrow Fund.

     If there are not sufficient funds in the Escrow Fund to meet any one or more of the foregoing obligations that are due, then the Escrow

     Agent shall notify the Company of the amount needed to meet such obligations.  Upon receipt of the funds from the Company, and not before then, the Escrow Agent shall pay for such obligations.

          SECTION 4.2    Successor Escrow Agent.  The Escrow Agent may
                         ----------------------

resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company and each Participant specifying a date (not less than 30 days after the giving of such notice)

when such resignation shall take effect.  Promptly after such notice, the

Company and Participants having at least 50 percent of all amounts then accounted for in the Escrow Fund with respect to their accounts shall appoint a successor Escrow Agent, such successor Escrow Agent to become

Escrow Agent hereunder upon the resignation date specified in such notice.

If the Company and the Participants are unable to so agree upon a successor

Escrow Agent within 30 days after such notice, the Escrow Agent shall be entitled, at the expense of the Company, to petition the United States

District Court for the Western District of Tennessee or any of the courts of the State of Tennessee having jurisdiction to appoint its successor.

The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrow Fund.  The Company and Participants having at least 50 percent of all amounts then accounted for in the Escrow Fund with respect to their accounts may agree at any time to substitute a new

Escrow Agent by giving fifteen days' notice thereof to the Escrow Agent then acting.  The Escrow Agent and any successor thereto appointed hereunder shall be
a bank or trust company located in the United States having a combined capital and surplus of at least $500 million.  Upon the appointment of a successor, the Escrow Agent shall transfer the Escrow funds to the successor and be relieved of any further liability to the Company,

Participants or any other parties that may otherwise have a claim against any of the plans described in Section 1.01 hereof.

                                 ARTICLE V

                     TERMINATION, AMENDMENT AND WAIVER
                     ---------------------------------

          SECTION 5.1    Termination.  This Agreement shall be terminated
                         -----------

upon the earliest of the four following events:  (i) the exhaustion of the

Escrow Fund; (ii) the final payment of all amounts payable to the

Participants pursuant to the Plans; (iii) upon the vote of a majority of the directors of the Company then in office, but only with the written consent of Participants having at least 50 percent of all amounts then accounted for in the Escrow Fund with respect to their accounts, or (iv) 50 years from the date hereof.  Promptly upon termination of this Agreement,

any remaining portion of the Escrow Fund shall be assigned, transferred,

and delivered to the Company.

          SECTION 5.2    Amendment and Waiver.  This Agreement may not be
                         --------------------

amended except by an instrument in writing signed on behalf of the parties hereto together with the written consent of Participants having at least 50 percent of all amounts then accounted for in the Escrow Fund with respect to their accounts.  The parties hereto, together with the consent of

Participants having at least 50 percent of all amounts then accounted for in the Escrow Fund with respect to their accounts, may at any time waive compliance with any of the agreements or conditions herein.  Any agreement on the part of a party hereto or a Participant to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party or

Participant.  Notwithstanding the foregoing, any such amendment or waiver may be made by written agreement of the parties hereto without obtaining the consent of the Participants if such amendment or waiver does not adversely affect the rights of the Participants hereunder.  No such amendment or waiver relating to this Agreement may be made with respect to a particular Participant unless said Participant has agreed in writing to such amendment or waiver.

                                 ARTICLE VI

                             GENERAL PROVISIONS
                             ------------------

          SECTION 6.1    Further Assurances.  The Company shall, at any
                         ------------------

time and from time to time, upon the reasonable request of the Escrow

Agent, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this

Agreement.

          SECTION 6.2    Certain Provisions Relating to this Agreement.
                         ---------------------------------------------

          (a)  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

          (b)  This Agreement shall be governed by and construed in

     accordance with the laws of the State of Tennessee, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

          (c)  In the event any provision of this Agreement or the

     application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

          (d)  Notwithstanding any of the provisions of this Agreement,

     this Agreement shall not create on behalf of a Participant or any beneficiary of a Participant any preferred right or secured interest in any asset held under this Agreement; and a Participant and any beneficiary of a Participant shall at all times be a general,

     unsecured creditor of the Company and of any applicable Subsidiary,

     subject to such rights and preferences as may otherwise exist under applicable law.

          SECTION 6.3    Notices.  Any notice, demand or waiver required or
                         -------

permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, or by

Federal Express, addressed as follows:

If to the Company:                 Promus Hotel Corporation
                              6800 Poplar Avenue, Suite 200
                              Memphis, TN  38138
                              ATTN:  Secretary

If to the Escrow Agent:            NationsBank Trust Department
                              1 NationsBank Plaza
                              Nashville, Tennessee  37239-1697

If to a Participant, to the last given address of such Participant.

          A notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof.

          SECTION 6.4    Third Party Beneficiaries.  Each present
                         -------------------------

Participant or future Participant, and each beneficiary of a Participant in case of the death of a Participant, is an intended third party beneficiary under this Agreement, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

          SECTION 6.5    Non-Assignment.  Participants and their
                         --------------

beneficiaries may not assign, pledge, encumber, or otherwise transfer any of their rights hereunder and no creditor of any Participant or of any beneficiary of a Participant shall have any claim or right to the funds under this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


PROMUS HOTELS, INC.           PROMUS HOTEL CORPORATION


BY:                                BY:
     -------------------------          -----------------------------------
TITLE:                             TITLE:
        ----------------------             --------------------------------


NATIONSBANK (formerly Sovran Bank)

BY:
     -------------------------
TITLE:
        ----------------------


______________________

                                                                  EXHIBIT E
                                                                  ---------


                            Indemnity Agreement
                            -------------------

          The undersigned, ____________________________, in consideration of receiving certain disputed benefit payments pursuant to an Escrow

Agreement dated ________________, 1995, between Promus Hotel Corporation

(the "Company") and __________________ _________________ ("Escrow Agent")

hereby agrees to indemnify and hold harmless the Company and the Escrow

Agent from and against any and all losses, damages, expenses, or claims which may result from any incorrect payment or incorrect benefit which is made to the undersigned pursuant to a notice delivered by the undersigned to the Escrow Agent.


Dated:  _______________________         _________________________________
                                        Participant